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NEWS RELEASE                                             Contact: Rick Barraza
                                                       408-995-5115, ext. 1125


                 CALPINE ANNOUNCES PROPOSED RULE 144A OFFERING
                   OF $200 MILLION OF SENIOR NOTES DUE 2008



            (SAN JOSE, CA)--March 16, 1998--Calpine Corporation [NYSE:CPN], the San Jose, CA-based power company, announced today that it has proposed to make a Rule 144A offering of $200 million of Senior Notes Due 2008.

            The company expects to use the proceeds from the offering to refinance existing indebtedness and for general corporate purposes, including the development and acquisition of power generation facilities.

            The Senior Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

            Calpine Corporation is a fully integrated power company dedicated to providing customers with low-cost electricity and thermal energy. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information on Calpine, visit its website at www.calpine.com.

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